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                                                                   EXHIBIT 23(A)

INDEPENDENT AUDITORS' CONSENT

To Pulitzer Publishing Company:

We consent to the incorporation by reference in this Registration
Statement of Pultizer Publishing Company on Form S-8 of the reports of Deloitte & Touche dated February 3, 1994, appearing in the Annual Report on Form 10-K of Pulitzer Publishing Company for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.






                                                       DELOITTE & TOUCHE LLP


Saint Louis, Missouri
October 31, 1994